Investor Presentation November 2018

Forward-Looking Statements / Disclaimers The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and ﬁnancial information contained in this presentation constitute forward-‐looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward-‐looking statements. While presented with numerical speciﬁcity, certain forward-looking statements are based (1) upon assumptions that are inherently subject to signiﬁcant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, our ability to maintain adequate liquidity, to realize the potential benefit of our net operating loss tax carryforwards, to obtain sufficient debt and equity ﬁnancings, our capital costs, well production performance, and operating costs, anticipated commodity pricing, diﬀerentials or crack spreads, anticipated or projected pricing information related to oil, NGLs, and natural gas, realize the potential benefits of our supply and offtake agreements, assumptions inherent in a sum-of- the-parts valuation of our business, our ability to realize the benefit of our investment in Laramie Energy, LLC, assumptions related to our investment in Laramie Energy, LLC, including completion activity and projected capital contributions, Laramie Energy, LLC’s financial and operational performance and plans for 2018, the potential uplift of an MLP, our ability to meet environmental and regulatory requirements, our ability to increase refinery throughput and profitability, estimated production, our ability to evaluate and pursue strategic and growth opportunities, our estimates of 2018 Adjusted EBITDA, the amount and scope of anticipated capital expenditures, estimates regarding our anticipated diesel hydrotreater project, including costs, timing, and benefits, anticipated retail store openings in 2018, anticipated throughput, production costs, and on-island sales expectations in Hawaii, and our naphtha hydrotreater and isomerization unit project, anticipated throughput and distillate yield expectations in Wyoming, our estimates related to the annual gross margin impact of changes in RINs prices, the ability of our refinery in Wyoming to provide supply in the Northwest region, and estimates regarding the IES acquisition, including anticipated closing date, synergies and other benefits related to the acquisition, and anticipated financial and operating results of the acquired assets and their effect on the company’s earnings profile, cash flows and profitability (including Adjusted EBITDA, free cash flow and Adjusted earnings per share), and other known and unknown risks (all of which are difficult to predict and many of which are beyond the company's control), some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward-looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward-looking statements. Under no circumstances should the inclusion of the forward-looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward-looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Recipients are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. This presentation contains non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Net Income (loss), and Laramie Energy Adjusted EBITDAX. Please see the Appendix for the definitions and reconciliations to GAAP of the non-GAAP financial measures that are based on reconcilable historical information. Cautionary Note Regarding Hydrocarbon Quantities The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserve estimates. We have provided Laramie Energy, LLC (“Laramie”) internally generated estimates for proved and probable reserve estimates (collectively, “2P”) in this presentation in accordance with SEC guidelines and definitions. The 2P reserve estimates as of December 31, 2017 included in this presentation have been prepared by Laramie’s internal reserve engineers and have not been reviewed or audited by Laramie’s independent reserve engineers. Actual quantities that may be ultimately recovered from Laramie’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of Laramie’s ongoing drilling program, which is directly affected by commodity prices, the availability of capital, drilling and production costs, the availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors and recovery rates. 2

Our Business Platforms Refining Hawaii (1) Wyoming . 94,000 bpd refinery . 18,000 bpd refinery . 50% distillate yield configuration . 95% light products yield . Crudes sourced globally . Tailored for Powder River Basin & Bakken crude Logistics Hawaii Wyoming . Storage capacity of 5.4 million barrels with . 140 miles of crude oil gathering systems 27 mile pipeline . 40 miles of refined products pipeline . 3 barges deliver products to 8 refined . Approximately 650 thousand barrels of storage product terminals capacity Retail Retail . Gasoline and diesel marketed through 91 locations in Hawaii and 33 locations in Idaho and Washington . Exclusive provider of “76” branded outlets in Hawaii . Completed launch of Hele, a local fuel brand in Hawaii Laramie Energy Laramie Energy: A Competitive Natural Gas Producer (2) . Deep inventory of economic drilling locations . Cash operating costs competitive with low cost basins in the U.S. . Access to takeaway capacity to multiple end markets ____________________ (1) Reflects business configuration prior to closing or completing the IES, DHT, and NHT-ISOM investments. (2) Par Pacific has a 46% ownership interest in Laramie Energy. 3

Corporate Strategy Grow Existing Acquire Similar Maintain Diverse Leverage Tax Businesses Businesses Earnings Profile Attributes . Bolt-on acquisitions . Energy and . Decrease commodity infrastructure price volatility . Selective capital business in niche projects markets . Enhance credit profile . Continuous business improvement Disciplined Focus on Increasing Adjusted EPS and Free Cash Flow 4

Financial Summary Free Cash Flow ($MM) (1) LTM Adjusted Net Income ($MM) (2) Enterprise Value ($MM) (3) Net Debt to Total Capitalization (4) Closing Share Price $17.85 Shares Outstanding 45.9 Market Capitalization $819 Principal Amount of Debt $415 Cash $88 Net Debt $327 Total Enterprise Value $1,146 ____________________ (1) Free Cash Flow is defined as cash provided by (used in) operations minus capital expenditures. See Appendix for Non-GAAP reconciliation. (2) Adjusted Net Income (Loss) is defined as Net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration expense, unrealized (gains) losses on derivatives, loss on termination of financing agreements, release of tax valuation allowance, inventory valuation adjustment, severance costs, impairment expense, and (gain) loss on sale of assets. Beginning in 2018, Adjusted Net Income (Loss) also excludes Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives. Historical data above has been recast to conform to the current period presentation. See appendix for Non-GAAP reconciliation. (3) Closing stock price as of November 6, 2018. 45,876,894 shares outstanding as of November 2, 2018; principal amount of debt and cash amounts in millions as of September 30, 2018. 5 (4) Net debt to total capitalization is defined as (i) principal amount of debt minus cash (“Net debt”), divided by (ii) Net debt plus stockholder’s equity.

Business Segment Profile Retail and Logistics contributed 45% of LTM Q3 2018 Adjusted EBITDA (1) ($ in millions) Adjusted EBITDA LTM Q3 2018 Refining $ 94 Logistics 40 Retail 37 Corporate & Other (47) Total Adjusted EBITDA $ 123 E&P diversification with 46% ownership of Laramie Energy (2) . Laramie Energy Adj. EBITDAX exceeded capital expenditures by $4 MM in the 3rd quarter . 3rd quarter LTM Laramie Adj. EBITDAX up 98.5% year- on-year due to rising production levels and strong NGL prices . Targeting < 2.0x Net debt / Adj. EBITDAX through 2018 Par Pacific federal tax attributes of $1.6 billion ____________________ (1) Percentage of total segment Adjusted EBITDA excluding corporate and other. (2) Laramie Energy redeemed a unitholder’s approximate 15% ownership stake in October 2018 with available credit capacity, increasing Par Pacific’s ownership from 39.1% to 46%. 6

Refining Segment

Hawaii Refinery Asset Highlights . Largest and most complex in-state refinery . Distillate yield configured for Hawaii demand . Asset location and configuration favorably positioned to benefit from commercial flexibility . Anticipated ability to meet environmental and regulatory requirements without material capital expenditures . Announced a combined $116 mm of investments in Hawaii operations between the IES transaction and other expansion projects YTD 2018 Crude Sourcing YTD 2018 Yield Profile (1) Asset Detail Refining Unit Capacity (MBPD) Crude Unit 94 Vacuum Distillation Unit 40 Middle East Gasoline Hydrocracker 19 North America Catalytic Reformer 13 Visbreaker 11 Hydrogen Plant (MMCFD) 18 Distillate Naphtha Hydrotreater 13 Cogeneration Turbine Unit 20 MW ____________________ 8 (1) Percentage of total yield excluding internal consumption.

Acquisition of IES Crude and Vacuum Units Transaction Highlights Pro Forma Operating Metrics (Mbpd) . IES announced planned closure of refining operations in Hawaii . Par Pacific purchasing crude and vacuum process units for $45 mm in cash and stock . Par Pacific to sell products to IES, permitting IES to satisfy its existing utility fuel supply contracts . Closing anticipated by the end of the fourth quarter of 2018 Impact on Hawaii Operations  Expected to increase crude throughput and on- island sales by 40,000 bpd and 35,000 bpd, respectively  Increased distillate production reduces jet imports  Further positions business to realize potential benefits of IMO 2020  IES gasoline processing units excluded from transaction (1) ____________________ 9 (1) Pro forma operating metrics estimated for the first six months post-DHT start up. Approximately 5 mbpd of incremental other on-island sales are not represented on the chart.

Hawaii Expansion Projects $27 mm Diesel Hydrotreater (DHT) Project; expected to come online in Q3 2019 • Increases distillate production by 5-7 Mbpd with favorable economics to increase crude rates by 8-10 Mbpd • Reduces jet imports • Enables Hawaii production cost to reach the lower end of the $3.00 – 3.15/bbl range • Anticipate 30% return on investment $44 mm Naphtha Hydrotreater and Isomerization (NHT-ISOM) Project; expected to come online in Q1 2021 • 10 Mbpd NHT and 6.5 Mbpd Isom units upgrade currently exported products to on-island gasoline • Increase octane flexibility • Balance Tier 3 compliance across the system • Anticipate 40% return on investment 10

Hawaii Business Strategy At Acquisition: September 2013 60,000 BPD throughput Creative working 45,000 BPD on-island sales capital solution 35% fuel oil yield Middle East crude slate Mid Pac acquisition $5.00/bbl production cost increased on-island sales Aggressive in-state commercial strategy Improved mechanical reliability FY 2017: Improved crude selection 74,000 BPD throughput 63,000 BPD on-island sales 16% fuel oil yield Balanced opportunistic crude slate $3.60/bbl production cost 2021 Goals: $27MM DHT 110,000 – 120,000 BPD throughput project 100,000 – 110,000 BPD on-island sales $45MM $3.00 - $3.15/bbl production cost acquisition of IES Reduce distillate imports crude and vacuum Increase on-island gasoline sales units $44MM NHT- ISOM project 11

Wyoming Refinery Asset Highlights . 18,000 bpd refinery in Newcastle, Wyoming . Complex refinery with a Nelson Complexity Index of 10.7 . Flexible product yield . Attractive light products yield over 95% during YTD 2018 YTD 2018 Crude Sourcing YTD 2018 Yield Profile (1) Asset Detail Refining Unit Capacity (MBPD) Crude Unit 18 Residual Fluid Catalytic Cracker 7 Catalytic Reformer 3 Gasoline Naphtha Hydrotreater 3 Powder River Basin Diesel Hydrotreater 5 Isomerization 5 ____________________ (1) Percentage of total yield excluding internal consumption. 12

Wyoming Business Strategy Acquisition: July 2016 15,200 BPD throughput Upgrade diesel 41% distillate yield hydrotreater to increase distillate production Establish out of market commercial strategy Refined products transported by rail Added Economic and Planning group 2019 Goals: Expanded commercial market Increased throughput > 54% distillate yield 13

Logistics Segment

Hawaii Logistics Asset Highlights Hawaii Assets Map North America . Integrated system enhances flexibility and profitability . Difficult to replicate asset base . Multiple advantages from single point mooring Latin America . Increased safety and flexibility South America . Enhanced distribution capability Asia Asset Detail Number of Terminals 8 Middle East Africa Crude Storage Capacity (MMBbls) 2.4 Other Storage Capacity (MMBbls) 3.0 Terminal Crude Inflows Number of Barges 3 Refinery Refined Products Outflows Miles of Pipeline 27 Logistics network represents a critical component of Hawaii operations 15

Wyoming Logistics Logistics Assets . 140-mile crude oil pipeline gathering system providing direct access to Powder River Basin crude . 40-mile products pipeline feeds into Magellan Products Line en route to Rapid City, South Dakota . Jet fuel terminal in Rapid City and pipeline connecting to the Ellsworth Air Force Base . 650 Mbls of crude and refined product tankage with expansion opportunities identified . Truck racks and a loading facility at the refinery Well-positioned to benefit from regional development 16

Retail Segment

Hawaii Retail Highlights . Extensive footprint across four islands in Hawaii . Strong financial performance throughout 2017 and YTD 2018 . New location expected to open in 2019 Retail Network High real estate costs, scarcity of land, and logistics complexity strengthen competitive position 18

Northwest Retail Significant Presence in Niche Market • 33 Cenex® Zip Trip branded convenience stores • 21 fee-owned sites • 30 sites recently remodeled / upgraded • Strategic multi-year fuel supply and Cenex® branded agreements Asset Highlights • Second largest branded retail position in Spokane region • Historically robust fuel margins driven by fuel supply logistics complexities • Wyoming Refinery well positioned to opportunistically provide additional supply to the region Further diversifies Par Pacific’s earnings profile 19

Laramie Energy

Laramie Energy Asset Highlights Production Profile (3) . Par Pacific owns 46% of Laramie Energy, LLC (1) . 67% of existing gas production hedged through December 2018 (2) . Southern acreage – targeting EURs of approximately 1.6 Bcfe with drilling and completion costs of approximately $0.85 MM per well . Northern acreage – targeting EURs of approximately 2.0 Bcfe with drilling and completion costs of approximately $1.3MM per well 2018 Activity Unit Costs Reduction (5) . Completed small, in-basin acquisition in February boosting anticipated 2018 production by an estimated 15 MMcfe/d . Anticipated production growth range of 28% to 35% for 2018 exit vs. 2017 exit based on 1 rig program (4) . Targeting < 2.0x Net debt / Adj. EBITDAX through 2018 Self-funded one rig program positions Laramie for production growth while deleveraging ____________________ (1) Laramie Energy redeemed a unitholder’s approximate 15% ownership stake in October 2018 with available credit capacity, increasing Par Pacific’s ownership from 39.1% to 46%. (2) Reflects PDP production and hedge position as of 9/30/2018 (3) Figures for 100% of Laramie Energy based on 2018 one rig capital plan. (4) After adjusting for the February 2018 acquisition 21 (5) 2016 unit costs were $1.72/Mcfe.

Appendix

Hawaii Market Fundamentals Refined Product Demand (1) Electricity Production by Source and Petroleum Use (2) MBbl/d Total Production Total Demand 80 70 72 61 64 60 56 51 48 40 32 24 16 8 0 Other Products Distillate Shortage of distillate capacity in Hawaii Fuel oil utilized for ~61% of electricity generation in Hawaii Air Travel (2) GDP and Employment (2) (number of visitors in millions) Air travel to and from Hawaii projected to continue to grow Strong year over year economic growth in Hawaii ____________________ 1) Source: EIA data as of May 2017; including military demand per Par Pacific internal estimates. Not pro forma for IES refinery shut-down. 2) Source: EIA and Department of Business, Economic Development and Tourism (“DBEDT”). Totals may not sum to 100% due to rounding. 23

Clean Distillate and Fuel Oil Production in Anticipation of IMO 2020 Hawaii Refinery Hawaii Refinery Wyoming Refinery Pre-IES and DHT Post-IES and DHT 5% 2% 13% 60% 72% 47% Jet Fuel, ULSD, LSFO and <0.5% HSD as % of production HSFO, HSVGO, Slurry and asphalt as % of production Based on internal estimates and anticipated pro-forma yields post DHT and IES 24

Mid Pacific Crack Spread and Crude Differential

Par Pacific



5YR Combined Average (1) = $8.38
$12
$10
$8
$6
$4
$2
$-
$(2)
Mid Pacific 4.1.2.1
Mid Pacific Crude Blend
Combined 5-Yr Average

($/bbl)	4Q 15	1Q 16	2Q 16	3Q 16	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	3Q 18
Mid Pacific 4.1.2.1	$6.50	$4.48	$3.96	$4.45	$7.00	$7.69	$8.35	$9.94	$7.81	$7.38	$7.71	$8.93
Mid Pacific Crude Blend	-$1.75	-$2.10	-$2.04	-$2.42	-$1.48	-$1.21	-$0.61	-$0.33	-$0.02	-$0.02	-$0.42	$0.34
Combined Diff to Brent	$8.25	$6.58	$6.00	$6.87	$8.48	$8.90	$8.96	$10.27	$7.84	$7.40	$8.13	$8.59
Average Brent Price	$44.70	$35.18	$46.98	$47.01	$51.21	$54.62	$50.93	$52.14	$61.52	$67.22	$74.93	$75.94

(1) *Company calculation based on a rolling five-year quarterly average for the 4-1-2-1 Mid Pacific Crack Spread plus Mid Pacific Crude Differential.*

Mid Pacific Crude Differential is calculated as follows: *Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality.*

Mid Pacific 4.1.2.1 Crack Spread is calculated as follows: *Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from four barrels of Brent Crude. San Francisco Daily: computed by taking 1 part gasoline (SF Reg Unl), 2 parts middle distillates (SF Jet 54 & SF ULSD), and 1 part fuel oil (SF 180 Waterborne) as created from four barrels of Brent Crude. Daily: computed using a weighted average of 80% Singapore and 20% San Francisco. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker.*

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Wyoming Crack Spread 4YR Average (1) = $20.68 ($/bbl) Wyoming 3.2.1 $19.03 $13.44 $18.16 $19.12 $13.69 $16.51 $21.47 $25.29 $23.79 $15.65 $24.99 $26.25 WTI $42.18 $33.45 $45.59 $44.91 $49.34 $51.93 $48.30 $48.21 $55.40 $62.89 $67.90 $69.50 ____________________ (1) Company calculation based on a rolling four year quarterly average. Wyoming 3-2-1 Index is calculated as follows: Rapid City Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Denver Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. 26

Capital Expenditures Summary . Maintenance / Annual base maintenance capital expenditures of $25-30MM Regulatory . 2018 estimates include non-recurring maintenance and regulatory capital related to Wyoming Refinery and Logistics . Distillate hydrotreater project in Hawaii accounts for $15MM of growth capital in 2018 Growth . Remaining growth capital allocated towards completion of new retail location in Western Oahu and debottlenecking projects within the Wyoming Refinery and logistics systems . 2016 refinery capex higher due to Wyoming Benzout project Turnaround . No material turnaround capex expected in 2018 ____________________ Note: $ in millions. 2016 excludes the Hawaii turnaround. 2016 Maintenance Cap-ex includes $6MM associated with completion of Wyoming Benzout project. 27

Corporate Structure $115 MM 5% Convertible Par Pacific Holdings Inc. Notes due 6/15/2021 NYSE: PARR $85 MM ABL Revolver (1) Due 12/21/2022 Par Petroleum, LLC $300 MM 7.75% Senior Secured Notes due 12/15/2025 Hermes Consolidated, LLC Laramie Energy, LLC (2) Supply and Offtake Par Hawaii Refining, LLC Par Hawaii, Inc d/b/a Wyoming Refining Agreement 46% Interest Company ____________________ Note: Chart omits certain intermediate subsidiaries between parent and operating subsidiaries for brevity. (1) ABL Revolver co-borrowers are Par Petroleum, LLC, a Delaware limited liability company, Mid Pac Petroleum, LLC, a Delaware limited liability company, Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), a Delaware limited liability company, HIE Retail, LLC, a Hawaii limited liability company, Par Hawaii, Inc., a Hawaii corporation, and Wyoming Pipeline Company LLC, a Wyoming limited liability company. (2) Laramie Energy has a $400 mm reserve based revolving credit facility with a borrowing base currently set at $250 mm. Recourse limited to pledge of equity interest of Par Piceance Energy Equity, LLC. Laramie redeemed a unitholder’s approximate 15% ownership stake in October 2018 with available credit capacity, increasing Par Pacific’s ownership from 39.1% to 46%. 28

Laramie Energy Hedging Program Bal 2018 2019 Volume Price Volume Price Gas Hedges (MMbtu/day) NYMEX Henry Hub Swaps 95,345 $2.72 54,795 $2.87 NYMEX Collar 7,500 $2.90 - $3.25 - - Northwest Pipeline Swaps 13,261 $2.78 4,932 $2.78 Rockies Basis Swaps 95,345 ($0.27) 35,596 ($0.59) NGL Swaps (gal/day) Ethane 16,304 $0.32 - - Propane 40,598 $0.81 13,973 $0.80 I-butane 11,413 $0.94 4,110 $0.94 N-butane 11,413 $0.94 - - Natural Gasoline 21,685 $1.43 8,219 $1.48 ____________________ Note: Hedging program as of 9/30/2018 29

Laramie Energy Reserves Year End 2017 Reserves and PV10 Summary – 100% of Laramie Energy Strip Pricing Summary Note: Par Pacific Holdings owned 42.3% of Laramie Energy, LLC as of 12/31/2017. Par Pacific Holdings currently owns 46%. Reserve information based on year end 2017 reserve report of Netherland, Sewell & Associates, Inc. (1) NGLs and Oil converted to gas based on 6:1 ratio. (2) Based on NYMEX strip pricing as of December 31, 2017 held flat after five years also adjusted for NWROX basis of ($0.472). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion. (3) Based on North West Wyoming Pool SEC pricing as of December 31, 2017 adjusted for basis of ($0.072). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion. (4) All PUD locations listed are based on SEC standards. (5) Laramie Energy, LLC internal reserves based on PV10 discounting. 30

Laramie Key Statistics Capital Structure at 9/30/18 (in millions) Laramie Debt Balance (1) $193.5 Laramie Preferred Stock (2) $40.8 Par Pacific Holdings ownership (3) 46.0% Par Pacific Holdings carrying value $131.5 September Exit Production (MMcfe/d) 215.1 2018 Estimated Exit Production (MMcfe/d) (4) 215 - 225 Gas Production Volume (% of total) 88% Liquids Production Volume (% of total) 12% Approximate Net Lease and Mineral Acres 200,000+ Number of Undeveloped Mesa Verde Locations 7,500+ Q3 2018 Laramie Adjusted EBITDAX ($MM) (5) $29.2 ____________________ (1) Laramie Debt is non-recourse to Par Pacific and solely guaranteed by a Par Pacific subsidiary that owns Laramie Energy units. (2) Preferred stock balance based on current Liquidation Preference amount. (3) Laramie Energy redeemed a unitholder’s approximate 15% ownership stake in October 2018 with available credit capacity, increasing Par Pacific’s ownership from 39.1% to 46%. (4) Based on one rig capital plan. (5) See Appendix for Non-GAAP reconciliation of Laramie Adjusted EBITDAX to the most directly comparable GAAP financial measure. 31

Laramie Energy Adjusted EBITDAX (1) Three Months Ended $ in thousands September 30, September 30, 2018 2017 Net (loss) income $ (151) $ (1,838) Commodity derivative gains 3,132 (945) (Gain) loss on settled derivative instruments 115 (1,413) Interest expense and loan fees 2,550 1,812 Non-cash preferred dividend 1,198 1,065 Depreciation, depletion, amortization, and accretion 21,323 12,630 Exploration and geological and geographical expense 46 90 Bonus accrual 828 799 Equity based compensation expense 71 1,669 Gain on disposal of assets (801) 105 Abandoned property and expired acreage 866 387 Total Adjusted EBITDAX $ 29,177 $ 14,361 ____________________ (1) Laramie Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative (gains)/losses, losses on settled derivative instruments, interest expense, non-cash preferred dividends, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus (payment) accrual, net, equity-based compensation expense, loss (gain) on disposal of assets, pipeline (payment) deficiency accrual, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy. Adjusted EBITDAX presented by other companies may not be comparable to our presentation as other companies may define these terms differently. 32

Non-GAAP PV10 and PV20 Disclosure Non-GAAP PV10 and PV20 Disclosure PV10 and PV20 are considered non-GAAP financial measures under SEC regulations because they do not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. However, our PV10/PV20 and our standardized measure of discounted future net cash flows are equivalent as we do not project to be taxable or pay cash income taxes based on our available tax assets and additional tax assets generated in the development of reserves because the tax basis of our oil and gas properties and NOL carryforwards exceeds the amount of discounted future net earnings. PV10/PV20 should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. generally accepted accounting principles. We believe that PV10 and PV20 are important measures that can be used to evaluate the relative significance of our natural gas and oil properties to other companies and that PV10 and PV20 are widely used by securities analysts and investors when evaluating oil and gas companies. PV10 and PV20 computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes. 33

Non-GAAP Financial Measures

Par Pacific

Last Twelve Months Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1)

($ in thousands)

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Net income (loss)	$ (45,835)	$ 624	$ 20,718	$ 67,303	$ 72,621	$ 60,020	$ 69,192	$ 44,546
Adjustments to Net Income (Loss):								
Inventory valuation adjustment	25,101	(2,013)	(3,572)	(1,473)	(1,461)	(4,556)	(14,027)	(19,506)
Unrealized loss (gain) on derivatives	(12,034)	(14,313)	(1,508)	(5,658)	(623)	(2,841)	(1,744)	4,147
Acquisition and integration expense	5,294	4,876	4,031	1,984	395	774	1,523	3,657
Increase in (release of) tax valuation allowance	(8,573)	(8,573)	—	—	—	—	—	—
Loss on termination of financing agreements	—	—	1,804	1,804	8,633	8,633	6,829	6,829
Change in value of common stock warrants	(2,962)	(629)	1,094	2,726	1,674	240	(233)	(141)
Change in value of contingent consideration	(10,770)	(4,594)	(1,042)	(17)	—	10,500	10,500	10,500
Severance costs	105	1,700	1,700	1,595	1,595	—	—	—
Par's share of Laramie Energy's unrealized loss (gain) on derivatives	17,278	6,853	(11,802)	(7,427)	(19,568)	(11,319)	(4,482)	(2,214)
Adjusted Net Income (Loss) (2)	**(32,396)**	**(16,069)**	**11,423**	**60,837**	**63,266**	**61,451**	**67,558**	**47,818**
Depreciation, depletion and amortization	31,617	37,782	43,965	45,626	45,989	47,766	49,257	51,145
Interest expense and financing costs, net	28,506	32,835	35,868	32,055	31,632	31,067	32,472	35,478
Equity losses (earnings) from Laramie Energy, LLC, excluding Par's share of unrealized loss (gain) on derivatives	5,103	4,911	4,267	2,998	1,199	(3,880)	(6,013)	(8,778)
Income tax expense (benefit)	661	973	1,297	1,967	(1,319)	(1,933)	(1,855)	(2,196)
Adjusted EBITDA	**$ 33,491**	**$ 60,432**	**$ 96,820**	**$ 143,483**	**$ 140,767**	**$ 134,471**	**$ 141,419**	**$ 123,467**

(1) We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess: (1) The financial performance of our assets without regard to financing methods, capital structure or historical cost basis, (2) The ability of our assets to generate cash to pay interest on our indebtedness, and (3) Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

(2) For the periods presented herein, there was no impairment expense or (gain) loss on sale of assets.

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Non-GAAP Financial Measures Consolidated Adjusted EBITDA by Segment Reconciliation (1) For the twelve months ended September 30, 2018 ($ in thousands) Corporate and Refining Logistics Retail Other Operating income (loss) $ 77,217 $ 33,209 $ 28,356 $ (54,758) Adjustments to operating income (loss): Unrealized loss (gain) on derivatives 4,147 — — — Acquisition and integration expense — — — 3,657 Inventory valuation adjustment (19,506) — — — Depreciation, depletion and amortization 31,683 6,522 8,402 4,538 Adjusted EBITDA $ 93,541 $ 39,731 $ 36,758 $ (46,563) _____________________________________________ (1) Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, acquisition and integration expense, severance costs, and depreciation, depletion and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA by segment presented by other companies may not be comparable to our presentation as other companies may define these terms differently. Adjusted EBITDA for the Corporate and Other segment also includes Other income, net, which is presented below operating income (loss) on our consolidated statements of operations. 35

Non-GAAP Financial Measures Consolidated Free Cash Flow (1) ($ in thousands) By Quarter 2016 (2) 2017 (2) 2018 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Cash provided by (used in) operations $ 17,357 $ 24,994 $ 37,202 $ 43,260 $ 1,027 $ 12,641 $ 18,686 $ 20,573 Less: Capital Expenditures 5,557 7,579 4,198 8,111 11,820 9,612 8,045 12,541 Free Cash Flow $ 11,800 $ 17,415 $ 33,004 $ 35,149 $ (10,793) $ 3,029 $ 10,641 $ 8,032 _____________________________________________ (1) Free Cash Flow is defined as cash provided by (used in) operations less capital expenditures. We believe Free Cash Flow is a useful supplemental financial measure to evaluate our ability to generate cash to repay our indebtedness or make discretionary investments. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our financial performance and net cash provided by (used in) operations as a measure of our liquidity. Free Cash Flow presented by other companies may not be comparable to our presentation as other companies may define these terms differently. (2) Cash provided by (used in) operations for 2016 and 2017 quarterly periods has been recast for recently adopted accounting standards updates. 36